Exhibit 99.2

             PERMA-FIX REPORTS RECORD YTD REVENUES AND PROFITABILITY

                     * Income increases for quarter and YTD
                     * Record YTD Nuclear Revenues

    ATLANTA, Nov. 1 /PRNewswire-FirstCall/ -- Perma-Fix Environmental Services, Inc. (Nasdaq: PESI; BSE: PESI) (Germany: PES.BE) today announced that its income from continuing operations for the third quarter of 2005 was $1.2 million, compared to a loss from continuing operations of $7.0 million in the third quarter of 2004. Net income applicable to common stock for the quarter was $2.0 million, or $0.05 per share, compared to net loss applicable to common stock of $17.6 million, or $0.42 per share, for the same period in 2004. Net income for the third quarter of 2005 included $860,000 of income related to discontinued operations at the Detroit facility, which was closed in the third quarter of 2004.

    Revenue for the third quarter ended September 30, 2005, was $23.0 million compared to $24.3 million for the third quarter of 2004. The 5.3% decrease was due primarily to a more even distribution of mixed waste shipments under the Company's government contracts. This resulted in a dramatic increase in second quarter 2005 shipments and a decrease in the third quarter. Due to this shift, the Nuclear Segment reported revenue of $11.3 million, a 12.6% decrease when compared with the 2004 third quarter. The short-term effect of the more efficient distribution schedule was somewhat offset by the Industrial Segment's revenue, which increased 4.6% to $11.1 million for the third quarter.

    The table below presents certain financial information for the business segments, excluding allocation of corporate expenses.

                             Quarter Ended                           Quarter Ended
                          September 30, 2005                      September 30, 2004
                 -------------------------------------   -------------------------------------
(In thousands)   Industrial     Nuclear    Engineering   Industrial     Nuclear    Engineering
--------------   ----------   ----------   -----------   ----------   ----------   -----------
Net revenues     $   11,098   $   11,260   $       683   $   10,606   $   12,886   $       845
Gross profit          2,350        4,164           185        1,573        5,749           207
Segment profit
 (loss)                 361        2,061            61       (8,648)       3,904           113

    Revenue for the nine months of 2005 increased 16.1% to a record $70.0 million compared to $60.3 million for the nine months of 2004. Revenue for the Nuclear Segment increased 16.5% to $36.0 million, also a record for the segment. Revenue for the Industrial Segment increased 18.1% to $31.9 million for the nine months.

    Income from continuing operations for the nine months reached a record $2.6 million, compared to a loss from continuing operations of $7.8 million in 2004. Net income applicable to common stock for the nine months was $3.0 million, or $0.07 per share, compared to net loss applicable to common stock of $19.6 million or $0.49 per share, for the same period in 2004. Net income for the 2005 period included $571,000 of income related to discontinued operations at the Detroit facility, which was closed in the third quarter of 2004.

    The table below presents certain financial information for the business segments, excluding allocation of corporate expenses.

                           Nine Months Ended                       Nine Months Ended
                          September 30, 2005                      September 30, 2004
                 -------------------------------------   -------------------------------------
(In thousands)   Industrial     Nuclear    Engineering   Industrial    Nuclear     Engineering
--------------   ----------   ----------   -----------   ----------   ----------   -----------
Net revenues     $   31,900   $   35,963   $     2,145   $   27,005   $   30,871   $     2,401
Gross profit          5,109       13,951           483        4,167       12,272           643
Segment profit
 (loss)                (887)       7,711           134       (9,876)       6,503           306

    Dr. Louis F. Centofanti, Chairman and Chief Executive Officer, commented, "We are pleased by the progress Perma-Fix has made so far this year. This progress is most obvious in our record year-to-date revenue and income, which, for comparison purposes, are not affected by the quarter-by-quarter changes in waste shipment distribution. The smoothing of shipments, which we have worked hard to achieve, while making it difficult to make 'apples-to-apples' quarterly comparisons this year, gives us the long-term benefit of much greater processing efficiency that benefits both Perma-Fix and its customers.

    "In addition, we are very encouraged by our Industrial Segment, which enjoyed not only increased commercial sales, but also higher margins resulting from certain operational and processing changes implemented during the quarter," Dr. Centofanti said.

    Perma-Fix Environmental Services, Inc. is a national environmental services company, providing unique mixed waste and industrial waste management services. The Nuclear Segment provides radioactive and mixed waste treatment services to hospitals, research laboratories and institutions, numerous federal agencies including the Departments of Energy and Defense and nuclear utilities. The Industrial Segment provides hazardous and non-hazardous waste treatment services for a diverse group of customers including Fortune 500 companies, numerous federal, state and local agencies and thousands of smaller clients. The Company operates eleven major waste treatment facilities across the country.

    This press release contains "forward-looking statements" which are based largely on the company's expectations and are subject to various business risks and uncertainties, certain of which are beyond the company's control. Forward-looking statements include, but are not limited to, the information concerning the smoothing of government-related Nuclear shipments giving our Nuclear Segment the long-term benefit of much greater processing efficiency that benefits both Perma-Fix and its customers. This forward-looking statement is intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. While the company believes the expectations reflected in this news release are reasonable, it can give no assurance such expectations will prove to be correct. There are a variety of factors which could cause future outcomes to differ materially from those described in this release, including without limitation, future economic conditions, industry conditions, competitive pressures, neither the government nor any party which has granted the Company a material contract terminates their contract prior to expiration of the term of the contract or failure to abide by or comply with contracts or to deliver waste as anticipated, and the Nuclear Segment's ability to process waste in a manner consistent with current operations. The company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that bear upon forward-looking statements.

    Please visit us on the World Wide Web at http://www.perma-fix.com .

     Contacts:

     Dr. Louis F. Centofanti, Chairman and CEO
     Perma-Fix Environmental Services, Inc.
     (404) 847-9990

     James Kautz or J. Todd Atenhan
     EPOCH Financial Group, Inc.
     jkautz@epochfinancial.com
     888-917-5105

     Herbert Strauss-European investor relations herbert@eu-ir.com
     +43 316 296 316

                             FINANCIAL TABLES FOLLOW

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

                                   Three Months Ended         Nine Months Ended
                                      September 30,             September 30,
(Amounts in Thousands, Except    -----------------------   -----------------------
for Per Share Amounts)              2005         2004         2005         2004
------------------------------   ----------   ----------   ----------   ----------
Net revenues                     $   23,041   $   24,337   $   70,008   $   60,277
Cost of goods sold                   16,342       16,808       50,465       43,195
 Gross profit                         6,699        7,529       19,543       17,082

Selling, general and
 administrative expenses              4,965        4,443       15,342       12,975
Loss (gain) on disposal/
 impairment of property
 and equipment                            4        1,014         (333)         996
Impairment loss on
 intangible assets                       --        7,101           --        7,101
  Income (loss) from
   operations                         1,730       (5,029)       4,534       (3,990)

Other income (expense):
Interest income                           5           --            7            2
Interest expense                       (385)        (294)      (1,178)      (1,535)
Interest expense-
 financing fees                         (48)      (1,566)        (269)      (2,079)
Other                                  (100)         (31)        (159)         (48)
 Income (loss) from
  continuing operations
  before taxes                        1,202       (6,920)       2,935       (7,650)
Income tax expense                       41           37          324          163
 Income (loss) from
  continuing operations               1,161       (6,957)       2,611       (7,813)

Discontinued operations:
Income (loss) from
 discontinued operations                860         (740)         571       (1,765)
Loss on disposals from
 discontinued operations                 --       (9,835)          --       (9,835)
  Total income (loss)
   from discontinued
   operations                           860      (10,575)         571      (11,600)
  Net income (loss)                   2,021      (17,532)       3,182      (19,413)

Preferred Stock dividends                46           48          140          142
 Net income (loss)
  applicable to Common
  Stock                          $    1,975   $  (17,580)  $    3,042   $  (19,555)

Net income (loss) per
 common share - basic
Continuing operations            $      .03   $     (.17)  $      .06   $     (.20)
Discontinued operations                 .02         (.25)         .01         (.29)
 Net income (loss) per
  common share                   $      .05   $     (.42)  $      .07   $     (.49)

Net income (loss) per
 common share - diluted
Continuing operations            $      .03   $     (.17)  $      .06   $     (.20)
Discontinued operations                 .02         (.25)         .01         (.29)
 Net income (loss) per
  common share                   $      .05   $     (.42)  $      .07   $     (.49)

Number of shares and potential
 common shares used in net
 income (loss) per common
 share:
    Basic                            42,055       41,648       41,881       40,051
    Diluted                          44,152       41,648       43,138       40,051

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

                                                     Sept. 30,     Dec. 31,
(Amounts in Thousands, Except for Share Amounts)       2005          2004
-------------------------------------------------   ----------    ----------
                                                   (Unaudited)
ASSETS
Current assets
 Cash                                               $      119    $      215
 Restricted cash                                            40            60
 Accounts receivable, net of allowance for
  doubtful accounts of $438 and $570                    14,995        17,674
 Unbilled Receivables                                   14,096         9,518
 Prepaid expenses and other                              4,702         3,818
 Current assets of discontinued operations,
  net of allowance for doubtful accounts of
  $86 and $125                                              --         1,609
   Total current assets                                 33,952        32,894

Net property and equipment                              45,527        47,261
Property and equipment of discontinued
 operations                                                603           600
Permits                                                 13,186        12,895
Goodwill                                                 1,330         1,330
Finite Risk Sinking Fund                                 3,216         2,225
Other assets                                             3,095         3,250
   Total assets                                     $  100,909    $  100,455

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                   $    5,753    $    6,529
 Accrued expenses and other                             17,809        17,936
 Current liabilities of discontinued
  operations                                             2,119         2,550
 Current portion of long-term debt                       2,766         6,376
   Total current liabilities                            28,447        33,391

Other long-term liabilities                              9,209         9,147
Long-term liabilities of discontinued
 operations                                              1,574         1,804
Long-term debt, less current portion                    13,909        12,580
   Total long-term liabilities                          24,692        23,531
   Total liabilities                                    53,139        56,922

Commitments and Contingencies                               --            --

Preferred Stock of subsidiary,
 $1.00 par value; 1,467,396 shares authorized,
 1,284,730 shares issued and outstanding,
 liquidation value $1.00 per share                       1,285         1,285

Stockholders' equity:
 Preferred Stock, $.001 par value; 2,000,000
  shares authorized, 0 and 2,500 shares
  issued and outstanding                                    --            --
 Common Stock, $.001 par value; 75,000,000
  shares authorized, 45,673,537 and 42,749,117
  shares issued, including 988,000 shares held
  as treasury stock, respectively                           46            43
 Additional paid-in capital                             82,059        80,902
 Accumulated deficit                                   (33,752)      (36,794)
 Interest rate swap                                         (6)          (41)
                                                        48,347        44,110
Less: Common Stock in treasury at cost;
 988,000 shares                                         (1,862)       (1,862)
  Total stockholders' equity                            46,485        42,248
  Total liabilities and stockholders' equity        $  100,909    $  100,455

SOURCE  Perma-Fix Environmental Services, Inc.
    -0-                             11/01/2005
    /CONTACT: Dr. Louis F. Centofanti, Chairman and CEO, Perma-Fix Environmental Services, Inc., +1-404-847-9990; or James Kautz, jkautz@epochfinancial.com, or J. Todd Atenhan, both of EPOCH Financial Group, Inc., +1-888-917-5105; or Herbert Strauss-European investor relations, +011-43-316-296-316, or herbert@eu-ir.com, all for Perma-Fix/
    /Web site:  http://www.perma-fix.com /